Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Bristol West Holdings, Inc. (the “registrant”) on Form 10-Q for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Jeffrey J. Dailey, Chief Executive Officer and President of the registrant, and Craig E. Eisenacher, Senior Vice President-Chief Financial Officer of the registrant, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Jeffrey J. Dailey	/s/ Craig E. Eisenacher

Jeffrey J. Dailey	Craig E. Eisenacher
Chief Executive Officer and President	Senior Vice President-Chief Financial Officer
August 9, 2006	August 9, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bristol West Holdings, Inc. and will be retained by Bristol West Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.